UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

2860 West Bayshore Road, Palo Alto, California 94303

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2005, the Board of Directors of Greater Bay Bancorp (the “Company”) amended the Company’s Bylaws (1) to change the principal executive offices of the Company from 2860 West Bayshore Road, Palo Alto, California 94303 to 1900 University Avenue, 6th Floor, East Palo Alto, California 94303; and (2) to permit shares of the Company’s stock to be issued in uncertificated as well as certificated form.

Item 8.01 Other Events.

On March 23, 2005, the Company issued a press release announcing the declaration of a quarterly cash dividend of $0.15 per common share to shareholders of record as of April 4, 2005, payable on April 15, 2005. This dividend represents a 5% increase from the previous quarterly cash dividend of $0.1425 per common share. The press release also announced an $80 million share repurchase program. The text of the press release is included as Exhibit 99 to this report. The information included in the press release is deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

3(ii)	Bylaws of Greater Bay Bancorp, as amended and restated as of March 22, 2005

99	Press release dated March 23, 2005 relating to cash dividend declaration and share repurchase program, deemed “filed” under the Securities Exchange Act of 1934

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: March 23, 2005	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel
and Secretary

Exhibit Index

3(ii)	Bylaws of Greater Bay Bancorp, as amended and restated as of March 22, 2005

99	Press release dated March 23, 2005 relating to cash dividend declaration and share repurchase program, deemed “filed” under the Securities Exchange Act of 1934